UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  February 28, 2017

Commission File Number	Registrant; State of Incorporation; Address and Telephone Number	IRS Employer Identification No.

1-11459	PPL Corporation (Exact name of Registrant as specified in its charter) (Pennsylvania) Two North Ninth Street Allentown, PA 18101-1179 (610) 774-5151	23-2758192

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 - Regulation FD

Item 7.01 Regulation FD Disclosure

On March 1 and 2, 2017, members of PPL Corporation's ("PPL" or the "Company") senior management will attend the UBS Utilities and Natural Gas Conference in Boston, Massachusetts and The Morgan Stanley MLP/Diversified Natural Gas, Utilities and Clean Tech Conference in New York City, respectively, and meet with financial analysts and investors to discuss the Company's corporate strategy and general business outlook. At these meetings, the Company is expected to reaffirm its previously announced 2017 earnings forecast of $2.05 to $2.25 per share, with a midpoint of $2.15 per share and compound annual earnings per share growth rate of 5% to 6% from 2017 to 2020.  A copy of the slides to be used during these conferences and meetings will be available beginning on February 28, 2017 on PPL's Internet Website: www.pplweb.investorroom.com/events. The slides have been revised since the Company's February 1, 2017 earnings release principally to show an increase in the foreign currency hedging rate to 90% for 2019 at an average of $1.32 per pound sterling.

As provided in General Instruction B.2 of Form 8-K, the information contained in this Form 8-K shall not be deemed to be "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall any such information be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PPL CORPORATION

By:	/s/ Stephen K. Breininger
Stephen K. Breininger Vice President and Controller

Dated:  February 28, 2017